NNRF, INC.

AND

PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD.

REVOLVING CREDIT FACILITY AGREEMENT

Dated: As of August 27, 2007

REVOLVING CREDIT FACILITY AGREEMENT (this "**Agreement**"), dated as of August 27, 2007 by and between NNRF, INC., a Nevada corporation (the "**Borrower**"), and PROFESSIONAL OFFSHORE OPPORTUNITY FUND, LTD. (the "**Lender**").

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lender create a facility to enable the Borrower to borrow on a revolving credit basis at any time and from time to time prior to the Termination Date (as hereinafter defined) up to $2,500,000 in aggregate principal amount outstanding at any time; and

WHEREAS, to provide assurance for the repayment of the Loans (as hereinafter defined) and all other obligations of the Borrower with respect thereto, the Pledgor (as hereinafter defined) will provide the Lender with a pledge of Common Stock (as hereinafter defined) to secure the Borrower's payment obligations under this Agreement, the Note (as hereinafter defined) and the other Loan Documents (as hereinafter defined); and

WHEREAS, in addition to the foregoing, in order to induce the Lender to make the Loans, the Borrower has agreed to make certain representations, warranties and covenants hereinafter set forth, and to accept the other terms, conditions and provisions hereinafter set forth;

NOW, THEREFORE, intending to be legally bound, each of the parties hereto agrees as follows:

ARTICLE I. DEFINITIONS

SECTION 1.01. Definitions. As used herein, the following words and terms shall have the following meanings:

"**Actions**" shall have the meaning set forth in Section 3.06.

"**Affiliate**" shall mean any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other Person which, directly or indirectly, Controls or is Controlled by or is under common Control with the Borrower or the Lender (as applicable).

"**Agreement**" - see heading.

"**Auditor**" shall have the meaning set forth in Section 5.03(a).

"**Board**" shall mean the Board of Governors of the Federal Reserve System of the United States.

"**Borrowing Date**" shall mean each date on which a Loan is disbursed to the Borrower.

"**Business Day**" shall mean any day not a Saturday, Sunday or legal holiday, on which the Lender is open for business in New York City.

"**Capital Stock**" shall mean, as to any Person, all shares, interest, partnership interests, limited liability company interests, participations, rights in or other equivalents (however

designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interest, participations, rights or other equity.

"**Capitalized Lease Obligations**" shall mean, with respect to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligation is, or in accordance with GAAP is required to be, classified and accounted for as a capital lease on a balance sheet of such Person; and for purposes of this Agreement the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

"**Change in Control**" shall mean (i) a sale of more than 50% of the capital stock of the general partner of the Borrower in any transaction or series of transactions, (ii) any change in the ownership of the general partnership interests of the Borrower, (iii) any sale of equity, merger, consolidation, recapitalization or reorganization to which the Borrower is a party, except for any such transaction in which, after giving effect to such transaction, the holders of the Borrower's outstanding equity on the date hereof (or any Affiliates of such holders) will collectively, own a majority of the outstanding equity (on a fully diluted basis) of the surviving entity.

"**Closing Date**" shall mean the date of the execution and delivery of this Agreement.

"**Collateral**" shall mean the Common Stock pledged under the Pledge Agreement, which Common Stock so pledged may be replaced from time to time with shares of Common Stock so long as such replacement shares are freely tradeable and otherwise satisfactory to the Lender in its discretion.

"**Commitment**" shall have the meaning set forth in Section 2.01(a).

"**Commitment Shares**" shall have the meaning set forth in Section 2.06(a).

"**Common Stock**" means the common stock, par value $0.001, of the Borrower.

"**Control**" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. (A Person shall be presumed to "Control" another Person if the former owns, directly or indirectly, 50% or more of the equity interests of any kind in the latter; however, the foregoing is not intended to limit in any way the scope of what factors or combinations thereof can cause or constitute "Control".)

"**Dollars**" or "**$**" refers to lawful money of the United States of America.

"**Environmental Laws**" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

"**Environmental Liability**" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary of the Borrower directly or indirectly resulting from or based upon

(a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"**ERISA**" shall mean the Employee Retirement Income Security Act of 1974, as the same has been and may hereafter be amended.

"**ERISA Affiliate**" shall mean any trade or business (whether or not incorporated) that, together with the Borrower is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

"**ERISA Event**" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any such ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any such ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any such ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any such ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"**Event of Default**" shall mean any Event of Default set forth in Article VII.

"**GAAP**" shall mean generally accepted accounting principles in the United States of America, consistently applied.

"**Governmental Authority**" means the government of the United States of America or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"**Guarantee**" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary Borrower") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation o: 'he payment

thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary Borrower so as to enable the primary Borrower to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

"**Hazardous Materials**" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"**Hedging Obligations**" shall mean, with respect to any Person, all liabilities of such Person under interest rate, currency and commodity swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

"**Indebtedness**" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits received or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capitalized Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and (k) Hedging Obligations, as calculated on a basis satisfactory to the Lender and in accordance with accepted practice. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

"**Interest Payment Date**" means the date of the advance of any Loan.

"**Licenses**" shall have the meaning set forth in Section 3.10.

"**Lien**" shall mean with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

"**Loans**" shall have the meaning set forth in Section 2.01(a).

"**Loan Documents**" shall mean this Agreement, the Note, the Pledge Agreement, the Registration Rights Agreement, and any other document, agreement or instrument executed and delivered in connection with a Loan.

"**Moody's**" shall mean Moody's Investors Service, Inc., a Delaware corporation.

"**Multiemployer Plan**" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"**Note**" shall mean the promissory note of the Borrower, delivered pursuant to Section 2.02(a).

"**Notice of Borrowing**" shall mean the notice required to be delivered pursuant to Section 2.01(b).

"**OFAC**" shall have the meaning set forth in Section 3.20.

"**Patriot Act**" has the meaning set forth in Section 3.20.

"**PBGC**" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

"**Permitted Encumbrances**" shall mean:

(a) Securities or assets of the Borrower or any subsidiary of the Borrower used to secure any loan;

(b) liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.02;

(c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.02;

(d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

(e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(f) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(h); and

(g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business

that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business.

"Permitted Investments" shall mean:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's; and

(c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $100,000,000.

"Person" shall mean any natural person, limited liability company, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

"Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"Pledge Agreement" shall mean the Pledge Agreement dated the date hereof between Darin Nellis and the Janet L. Wall Separate Property Rev. Trust 10/01/02, on the one hand, and the Lender, on the other hand.

"Pledgor" shall mean Darin Nellis and the Janet L. Wall Separate Property Rev. Trust 10/01/02, collectively.

"Registration Rights Agreement" shall mean the Registration Rights Agreement dated the date hereof between the Borrower and the Lender.

"Related Parties" shall mean, the respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, attorneys and advisors of such Person and of such Person's Affiliates.

"Requirements of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule

or regulation; or determination of an arbitrator or a court or other Governmental Authority, in each, case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, all rules and regulations relating to collateral loan brokers and the collateral loan brokerage business, truth-in-lending, fair credit reporting, fair credit billing, equal credit opportunity, fair debt collection and privacy.

"**S&P**" shall mean Standard and Poors' Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation.

"**Subsidiary**" shall mean with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity, the accounts of which could be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests, are as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by (in any case under foregoing clause (a) or (b)) the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"**Termination Date**" shall mean August ___, 2009.

"**UCC**" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"**Withdrawal Liability**" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Accounting Terms; Consolidation. Except as otherwise specifically provided in this Agreement, each accounting term used in this Agreement shall have the meaning given to it under GAAP.

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall

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be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II. THE REVOLVING CREDIT FACILITY

SECTION 2.01. Revolving Credit. (a) Subject to the terms and conditions hereof, and in particular this Article II, and relying upon the representations and warranties set forth herein, the Lender shall make revolving credit loans to the Borrower at any time or from time to time on or after the Closing Date and until the sooner of the Termination Date or the termination of the Commitment in accordance with the terms hereof (the "**Loans**"), in an aggregate principal amount at any time outstanding not in excess of $2,500,000 (the "**Commitment**"). Within the foregoing limits, the Borrower may borrow, repay and reborrow the Loans.

(b) Notice of Borrowing. In the event the Borrower seeks a Loan pursuant to Section 2.01(a) hereof, the Borrower shall submit, not fewer than three (3) Business Days prior to the proposed Borrowing Date, a Notice of Borrowing, which may be sent by facsimile if followed immediately by telephonic confirmation. Each such Notice of Borrowing shall specify the following information:

(i) the aggregate amount of the proposed Loan;

(ii) the proposed date of the Loan, which shall be a Business Day; and

(iii) the location and number of the account to which the Loan is to be disbursed, which shall be an account contemplated by Section 2.05 hereof.

A closing with respect to each Loan shall occur on the seventh (7th) Business Day following the Lender's receipt of a Notice of Borrowing, subject to compliance with the requirements of Article V of this Agreement. The initial Loan hereunder to be funded on the date hereof shall be in the principal amount of $500,000.

(c) Limitation on Borrowings. In no event shall the Borrower be permitted (i) to submit a Notice of Borrowing more than once every ten (10) Business Days or (ii) borrow in excess of $250,000, unless such cap on the amount is waived by the joint consent of the Lender and the Borrower, irrespective of any repayments, in any thirty (30) day period.

SECTION 2.02. Note. (a) The Loans shall be evidenced by a single promissory note (the "**Note**"), substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of the Borrower and payable to the order of the Lender in a principal amount equal to the Commitment. The date and amount of any Loan and of each payment, prepayment and readvance of principal thereunder shall be recorded on the grid schedule annexed to the Note or any similar electronic or other record maintained by the Lender, and the Borrower authorizes the Lender to make such record; provided, however,

that the failure of the Lender to set forth any such Loan, payment, readvance and/or other information on such grid or (other similar record) shall not in any manner affect the joint and several obligation of the Borrower to repay the Loans in accordance with the terms of the Note and this Agreement. Absent manifest error, the Note, the grid schedule (part thereof) and the books and records of the Lender with respect thereto shall be prima facie evidence of the Loans. The aggregate unpaid amount of the Loans at any time outstanding shall be the principal amount owing on the Note at such time.

(b) All Loans shall be due and payable on the Termination Date. All accrued and unpaid interest thereon shall, subject to the provisions hereof, be payable on each Interest Payment Date (or if no drawing occurs in any month, on the last day of such month) and the Termination Date; provided, however, that if any such day is not a Business Day, such interest, if any, shall be payable on the next succeeding Business Day with additional accrued interest until paid. Without limiting the foregoing, the Lender may, upon five (5) days' prior written notice to the Borrower, reduce the amount of outstanding Loans by selling, or electing to retain for its own account, Collateral at a price per share not less than 80% of the average closing bid price for the Common Stock during the five (5) business days beginning: (a) for the initial Loan, on the third business day following the date of the public announcement pursuant to Section 5.03, not inclusive of the date of the public announcement, and (b) for all subsequent Loans, on the date of notice, inclusive of the date of notice. The Lender shall use its best efforts to sell any such Collateral through Newbridge Securities. The Borrower shall restore Collateral following any such sale to the extent required by Section 5.11 of this Agreement.

(c) If at the time the Borrower submits a Notice of Borrowing the price of the Common Stock comprising the Collateral is below $2 per share, the Lender has a right to refuse such Notice of Borrowing.

(d) In addition to any other amounts owing in request of any past due payment of principal, interest or other fee under this Agreement, the Note or any other Loan Document, the Borrower shall pay a late payment fee of three percent (3%) of such past due amount.

SECTION 2.03. Interest on Loans. (a) The Loans shall bear interest at the rate of 8% per annum compounded monthly, subject to Section 8.15.

(b) Accrued interest on the Loans shall be payable in arrears upon termination of the Commitment; provided, however, that on each Loan, the Lender shall deduct from principal (i) all accrued but unpaid interest up to and including the Borrowing Date and (ii) two months' prepaid interest, which shall be credited against future interest as if paid in each of the successive two months following the Borrowing Date. Notwithstanding the foregoing, (i) interest accrued pursuant to Section 8.14 shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(c) All interest hereunder shall be computed on the basis of a year of 360 for the actual number of days elapsed (including the first day but excluding the last day) but in all events compounded monthly.

SECTION 2.04. Prepayment of Loans. (a) In addition to mandatory prepayments required hereunder pursuant to Section 2.02(b), the Borrower shall have the right at any time and from time to time to prepay the Loans, in whole or in part, without premium or penalty;

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provided, however, that each such partial prepayment shall be in the minimum principal amount of $50,000, and in an integral multiple of $50,000 in excess thereof. The Borrower shall notify the Lender by telephone (confirmed by facsimile) of any prepayment hereunder, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount to be prepaid.

(b) The Borrower shall immediately repay any outstanding principal amount of Loans in excess of the amount of the Commitment at the time in question, unless otherwise agreed to in writing by the Lender.

SECTION 2.05. Funds; Manner of Payment. Unless otherwise specified herein, each payment and prepayment of principal of and interest on the Note shall be made not later than noon (New York City time) on the date on which it is payable and shall be made in U.S. Dollars in Federal or other immediately available funds.

SECTION 2.06. Commitment and Retention Fees. (a) The Borrower agrees to pay to the Lender on the date hereof, in immediately available funds, in consideration of the Commitment, a commitment fee (the "**Commitment Fee**") equal to $50,000 and the Borrower shall issue to the Lender on the date hereof that number of shares (the "**Commitment Shares**") of Common Stock having a value equal to $250,000 based on the closing bid price of the Common Stock on the day immediately preceding the date hereof. The Commitment Shares shall be subject to "piggyback" registration rights as provided in the Registration Right Agreement.

(b) On each Borrowing Date the Borrower shall deduct from each Loan as a retention fee an amount equal to 5% of the principal of such Loan.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

SECTION 3.01. Organization, Powers, etc. The Borrower (i) is an entity duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) has the power and authority to own its properties and to carry on its business as now being conducted, (iii) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification and the failure to so qualify would be likely to have a material adverse effect on the Borrower, (iv) has the power to execute and perform this Agreement and the other Loan Documents to which it is a party, and (v) has the power to borrow and to pledge assets to the extent contemplated hereunder, and to execute and deliver all applicable Loan Documents.

SECTION 3.02. Authorization of Borrowing, etc. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party and the borrowings contemplated hereunder have been duly authorized by all requisite action. The execution and delivery of this Agreement and such other Loan Documents by the Borrower will not violate (i) any provision of law or any governmental rule or regulation applicable to the Borrower or the certificate of limited partnership or agreement of limited partnership and/or other organizational documents of the Borrower, or (ii) any order of any court or Governmental Authority binding on the Borrower, or any

indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its property is bound, and will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of the Borrower other than as contemplated by this Agreement. Each of this Agreement and the other Loan Documents to which the Borrower is a party are legal, valid and binding obligations of the Borrower and enforceable against the Borrower in accordance with their terms.

SECTION 3.03. Financial Condition. (a) The Borrower has furnished to the Lender copies of its balance sheet dated as of March 31, 2007. Such balance sheet presents fairly and accurately the consolidated financial condition of the Borrower and its Subsidiaries as of the date of such balance sheet; and between the date of said balance sheet and the date hereof, no material adverse change in the financial condition, the business or the operations of the Borrower has occurred. Any and all pro forma financial statements prepared by the Borrower and delivered to the Lender have been prepared in a commercially reasonable manner.

(b) There is no obligation or liability, contingent or otherwise, of the Borrower which is material in amount and which is not reflected in the financial statements referred to in foregoing subsection (a) for the periods covered thereby. As of the date hereof, the Borrower has no obligations or liabilities other than as reflected on such financial statements except for those incurred in the ordinary course of business or in connection with this Agreement.

SECTION 3.04. Taxes. Any assessed deficiencies resulting from Internal Revenue Service examinations of the Federal income tax returns of the Borrower have been discharged or reserved against. The Borrower has filed or caused to be filed all Federal, state, local and other tax returns which are required to be filed (taking into account any permitted extensions), and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due (taking into account any permitted extensions), except for any such taxes that are immaterial in amount and reserved against, or any such taxes, levies, assessments, deficiencies or claims which are being contested in good faith by appropriate proceedings, and as to which the Borrower has set aside on its books adequate reserves (in accordance with GAAP) with respect to any such tax, levy assessment, deficiency or claim so contested.

SECTION 3.05. Title to Properties. The Borrower has good and valid title to the properties and assets reflected on the balance sheet referred to in Section 3.03(a) of this Agreement. All such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances, except for Permitted Encumbrances.

SECTION 3.06. Litigation. Other than as provided herein, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower pending or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower, at law or in equity or before or by any Governmental Authority ("**Actions**"), which involve any of the transactions contemplated herein or which, if adversely determined against the Borrower, would result in any materially adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of the Borrower; and the Borrower is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or Governmental Authority, which would have a materially adverse

effect on the condition (financial or otherwise) of the Borrower. Schedule 3.06 hereto sets forth a true and accurate description of each pending or threatened Action. Unless otherwise indicated on Schedule 3.06 hereto, with respect to any such Action affecting the Borrower, the Borrower has established appropriate reserves in respect of each such Action and such reserves are reflected on the financial statements referred to in Section 3.03(a).

SECTION 3.07. Agreements. The Borrower is not a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or regulation, or subject to any charter or other corporate restriction or other Requirement of Law, materially and adversely affecting the business, properties or assets, operations or condition (financial or otherwise) of the Borrower. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party in any manner which would materially and adversely affect the business, properties or assets, operations or condition (financial or otherwise) of the Borrower.

SECTION 3.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a material adverse effect on the Borrower taken as a whole. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the financial statement referred to in Section 3.03(a), exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all under funded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the financial statement referred to in Section 3.03(a), exceed the fair market value of the assets of all such under funded Plans.

SECTION 3.09. Federal Reserve Regulations. (a) The Borrower is not engaged principally in, or has as one of its important activities the business of, extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board as amended to the date hereof). If requested by the Lender at any time, the Borrower will furnish to the Lender such a statement on Federal Reserve Form U-1.

(b) No part of the proceeds of any of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) in violation of the said Regulation U, to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which violates or is inconsistent with the provisions of the Regulations T or X of the Board.

SECTION 3.10. Governmental Approval; Licenses. No registration with or consent or approval of, or other action by, any Governmental Authority is required in connection with the execution, delivery and performance of any of the Loan Documents by the Borrower. The Borrower possesses all licenses, permits, certificates, approvals and the like (**"Licenses"**) necessary for the lawful operation of its business in a manner so as to not cause a material adverse effect on the Borrower. All such Licenses are in full force and effect and there exists no threat of a revocation or suspension of any of the Licenses.

SECTION 3.11. Subsidiaries/Affiliates. There is no Subsidiary or Affiliate of the Borrower other than as set forth on Schedule 3.11. Attached hereto as Schedule 3.11 is a correct and complete list of all Subsidiaries and Affiliates of the Borrower showing as to each Subsidiary and Affiliate, its name, the jurisdiction of its incorporation or formation and the ownership of equity interests therein.

SECTION 3.12. Compliance with Applicable Laws. The Borrower and its Subsidiaries are in compliance with the Requirements of Law (including, without limitation, all Environmental Laws, rules and regulations) and all indentures, agreement and other instruments binding upon it or its property, the breach of which could materially and adversely affect the business, operations, prospects, properties or assets or the condition, financial or otherwise of the Borrower taken as a whole.

SECTION 3.13. Loans to Affiliates. Schedule 3.13 of this Agreement sets forth all loans and/or advances made by the Borrower to any Subsidiary or Affiliate of the Borrower (or to any officer, member, manager or employee of the Borrower or of any such Subsidiary or Affiliate), or by any such Subsidiary or Affiliate to the Borrower or to any other such Subsidiary or Affiliate.

SECTION 3.14. Schedules. All of the information which is required to be scheduled in this Agreement is correct and accurate in all material respects.

SECTION 3.15. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 3.16. Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to each borrowing hereunder and the use of the proceeds thereof: (i) the assets of the Borrower, will exceed the Borrower's liabilities, and (ii) the Borrower will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

SECTION 3.17. Environmental Matters. The Borrower (i) has not failed to comply with any material provision of any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.18. Labor Disputes. The Borrower is not involved in any material labor dispute.

SECTION 3.19. Schedule 3.19 provides a list of all real property in which the Borrower holds a leasehold, fee, mortgage or other real estate interest, and a brief description of each such interest.

SECTION 3.20. Patriot Act. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other

statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices, related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to in this Section only as the "**Patriot Act**") are incorporated into this Section. The Borrower and each of its Subsidiaries is: (i) not a "blocked" person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the "**Annex**"); (ii) in full material compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section only, "**OFAC**"); (iii) operated under policies, procedures and practices, if any, that are in full material compliance with the Patriot Act and available to the Lender for its review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a "blocked" person on any lists maintained by OFAC pursuant to the Patriot Act or any other list of terrorist or terrorist organizations maintained pursuant to any of the rules and regulation of OFAC issued pursuant to the Patriot Act, or on any other list of terrorist or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or Controlled by or now acting and/or will in the foreseeable future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or for or on behalf of any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act.

SECTION 3.21. Full Disclosure. Neither this Agreement nor any other Loan Agreement nor any certificate, opinion, or any other statement made or furnished in writing to the Lender by or on behalf of the Borrower in or in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower which has, or would in the now foreseeable future have, a material adverse effect on the business, prospects or condition, financial or otherwise, of the Borrower, or any of its properties or assets, which fact has not been set forth herein, or in any certificate, opinion, or other written statement so made or furnished to the Lender.

ARTICLE IV. CLOSING; CONDITIONS OF LENDING

The Closing shall take place on the date hereof at the office of the Lender, 1400 Old Country Road, Suite 206, Westbury, New York 11590, or at such other place as the Lender may designate. The making of the Commitments and the obligations of the Lender to make any Loan or Borrowing hereunder are subject to the following conditions precedent:

SECTION 4.01. Representations and Warranties. On the Closing Date, and on each Borrowing Date, the representations and warranties set forth in Article III of this Agreement shall be true and correct in all material respects, on and as of such date with the same effect as though such representations and warranties had been made on and as of such date, except: (a) for such subsequent matters as shall have been disclosed to the Lender in writing and approved (also in writing) by the Lender as being unlikely to have a material adverse effect on the ability of the Borrower to perform as required under the Loan Documents; and (b) to

the extent of changes resulting from transactions expressly permitted by this Agreement or any of the other Loan Documents.

SECTION 4.02. No Default. On the Closing Date and on each Borrowing Date, no Event of Default nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing or would be caused by any such borrowing.

SECTION 4.03. Executed Documents. The following shall have been delivered to the Lender on or before the Closing Date (unless another time is indicated), all in form and substance satisfactory to the Lender, and (unless otherwise indicated) each dated as of the Closing Date:

(a) The Note executed by the Borrower;

(b) The Pledge Agreement duly executed by the Pledgor;

(c) Opinion letter of counsel for the Borrower and the Pledgor addressed to the Lender confirming, inter alia, that the shares of Common Stock comprising the Collateral represent less than 1% of the ________ shares of the Borrower's Common Stock, $0.001 par value, issued and outstanding as of the date hereof, and may be resold pursuant to the provisions of Rule 144, as promulgated under the Securities Act of 1933, as amended ("the Securities Act"). Such opinion letter shall be reissued at the request of the Lender upon each Loan and will come from a law firm and in a form reasonably satisfactory to the Lender.

(d) Deposit of shares of the Borrower's Common Stock having a value of $5,000,000 based upon the closing bid price of the Common Stock on the date immediately preceding the date hereof;

(e) The Commitment Shares evidenced by stock certificates in the name of the Lender;

(f) The following supporting documents:

(i) Certificate of good standing (or equivalent) and certified copy of the Certificate of Incorporation for the Borrower from the Secretary of the State of Nevada;

(ii) Certificates of Resolution, Incumbency and Organizational Documents for the Borrower; and

(iii) such other documents as the Lender may reasonably request.

(g) The Registration Rights Agreement;

(h) For each Borrowing Date after the Closing Date, a certificate, dated such date and signed by an Executive Officer of the Borrower requesting such borrowing, confirming compliance with the conditions precedent set forth in Sections 4.01 and 4.02;

(i) On the Closing Date, and prior to each Borrowing Date after the Closing Date, all documents and instruments described in Section 2.01 hereof, including a Notice of Borrowing, and such other documents, opinions, searches, appraisal reports, further assurances and the like

as the Lender may, in good faith, request in order to confirm compliance with the Loan Documents and the absence of any material action, suit, investigation, proceeding or claim or pending or threatened against the Borrower or the Collateral;

(j) If requested for any Borrowing Date, evidence reasonably satisfactory to counsel to the Lender that all applicable laws and regulations applicable to the Borrower have been complied with in all material respects;

(k) Certificates of insurance or other documentary evidence that casualty and risk insurance on the property of the Borrower, and liability insurance complying with Section 5.01 are in full force and effect, which certificates of insurance shall name the Lender as additional insured and loss payee with respect to all tangible personal property; and

(l) If requested on the Closing Date or for any Borrowing Date, a certificate of an Executive Officer of the Borrower that there exists no other agreement, indenture, or contract, to which the Borrower is party, which would be violated by any of the Loan Documents or the extensions of credit contemplated hereunder.

SECTION 4.04. Fees and Expenses. As of the Closing Date and each Borrowing Date, the Lender shall have received payment of all fees and expenses of the Lender in connection with the Loan Documents and the transactions contemplated thereby, including fees and expenses of the Lender's counsel, which shall not exceed $30,000 with respect to the Closing Date.

ARTICLE V. AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with the Lender that, so long as the Commitment shall remain in effect or any of the principal of or interest on the Note or any fees incurred hereunder, or any other expense or amounts payable under this Agreement or under any of the other Loan Documents, shall be unpaid, the Borrower shall:

SECTION 5.01. Existence, Properties, etc. (a) Do or cause to be done, all things necessary to preserve and keep in full force and effect the existence of the Borrower as a corporation; (b) comply with all material contractual obligations applicable to it (in addition to those obligations contemplated by other portions of this Article V); (c) preserve all of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and (d) at all times maintain such insurance with responsible and reputable insurance companies or associations, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates.

SECTION 5.02. Payment of Taxes, etc. Pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become delinquent, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof.

SECTION 5.03. Disclosure. Within one calendar day of execution, publish announcement of the material terms of the transaction on a major newswire.

SECTION 5.04. Financial Statements, Reports, etc. Furnish, or cause to be furnished, to the Lender the following, which must be in form satisfactory to the Lender:

(a) Within 90 days after the end of each fiscal year (beginning with fiscal year 2007), a balance sheet, statement of income and expense and a statement of cash flow, together with supporting schedules, audited and certified (without qualification) by an Executive Officer of the Borrower and independent certified public accountants of recognized standing acceptable to the Lender (the "**Auditor**"), and prepared in accordance with GAAP. Such statements shall be prepared on a consolidated and consolidating basis for the Borrower and its Subsidiaries;

(b) Within 45 days after the end of each first, second and third fiscal quarter, a balance sheet, statement of income and expense and a statement of cash flow, together with supporting schedules, prepared by the management of the Borrower in accordance with GAAP and certified by an Executive Officer of the Borrower. Such statements shall be prepared on a consolidated and consolidating basis;

(c) Together with the financial statements described in clause (a), (b), and (c) above, a certificate signed by an Executive Officer of the Borrower stating whether or not an Event of Default exists and showing the details of compliance with all covenants of this Agreement;

(d) From time to time, such other information regarding the operations, business affairs and financial condition of the Borrower as the Lender may reasonably request; and

SECTION 5.05. Access to Premises and Records. Maintain financial records in accordance with GAAP and permit internal consultants of the Lender or similar representatives of the Lender to have reasonable access to the financial records, and other records of the Borrower and its properties during business hours, and permit such consultants or representatives to make such excerpts from such records and to conduct a review of the Borrower's records relating to any Pledged Property, once in any six-month period (and as often as requested after an Event of Default has occurred and is continuing), at the Borrower's cost and expense.

SECTION 5.06. Notice of Adverse Change. Within five Business Days after learning thereof, notify the Lender in writing of (a) any change in the business, operations or financial condition of the Borrower, or any other development relating to any such Person which may be materially adverse to the Borrower, disclosing the nature thereof, (b) any information which indicates that any financial statement or tax return delivered pursuant to this Agreement, fails, to any material extent, to present fairly the financial condition and results of operations or other information purported to be presented therein, disclosing the nature thereof and (c) any material dispute regarding any of the Pledged Properties.

SECTION 5.07. Notice of Default. Within two Business Days after learning thereof, furnish to the Lender a written statement upon the occurrence of any Event of Default or the occurrence of any event which, upon notice or lapse of time or both, would constitute an Event of Default.

SECTION 5.08. Litigation Notice. Within two Business Days after learning thereof, give the Lender written notice of any Action, investigation or audit which, if adversely determined against any Borrower on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, would materially impair the right or ability of any Borrower to carry on its or his business substantially as now conducted, or the business, operations, properties, assets or condition, financial or otherwise, of any Borrower.

SECTION 5.09. Compliance with Applicable Laws. Comply in all material respects with the Requirements of Law, including, without limitation, Environmental Laws, the breach of which would be likely to materially and adversely affect the business, operations, prospects, properties or assets or the condition, financial or otherwise, of the Borrower.

SECTION 5.10. Licenses. Maintain all material Licenses necessary for the lawful operation of its businesses, and promptly notify the Lender upon becoming aware of any material revocation or suspension or the existence of any threat of a revocation or suspension of any such License.

SECTION 5.11. Use of Proceeds. Use the proceeds of the Loans only for general corporate and working capital purposes.

SECTION 5.12. Maintenance of Collateral. The Borrower shall maintain, or cause to be maintained, Collateral under the Pledge Agreement with a value (the "Threshold') based on the closing bid price of the Common Stock on the day immediately preceding any such valuation, no less than two hundred percent (200%) of the principal amount of Loans then outstanding. In the event the value falls below the Threshold, the Borrower shall deposit with the Lender additional Collateral to satisfy the Threshold no later than the two (2) Business Days after such calculation.

SECTION 5.13. Further Assurances. Within five Business Days after the Lender's request therefor, execute and deliver to the Lender such documents and take such actions as are necessary, or as the Lender may in good faith request form time to time (including the execution and delivery of further security agreements, financing statements and other documents and the filing or recording of any of the foregoing), in order to further assure the Lender of the Borrower's compliance with the terms and conditions of any of the Loan Documents.

ARTICLE VI. NEGATIVE COVENANTS

The Borrower covenants and agrees with the Lender that, so long as the Commitment shall remain in effect or any of the principal of or interest on the Note, or any fees incurred hereunder, or any other expense or other amounts payable under this Agreement or under any of the other Loan Documents, shall be unpaid, it shall not:

SECTION 6.01. Liens. Incur, create, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever (including conditional sales or other title retention agreements) on any assets now or hereafter owned by it, other than Permitted Encumbrances.

SECTION 6.02. Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness other than:

(a) Indebtedness heretofore incurred and described in Schedule 6.03, which Indebtedness shall not be renewed, extended, refinanced or optionally prepaid, except for a renewal, extension or refinancing where no additional Indebtedness is created and no Liens other than Permitted Encumbrances arise;

(b) Indebtedness to the Lender incurred in connection with this Agreement or otherwise; and

(c) Trade payables and other ordinary liabilities incurred in the normal course of business.

SECTION 6.03. Guarantees. Be or become liable under any Guarantee except existing Guarantees as set forth in Schedule 6.04 , which Guarantees may not be renewed, extended or increased.

SECTION 6.04. Loans and Investments. Lend or advance money, credit or property to any Person, or invest in (by capital contribution or otherwise) or purchase or repurchase the Capital Stock or Indebtedness of any Person, except for Permitted Investments.

SECTION 6.05. Nature of Business. Change or alter the nature of its business.

SECTION 6.06. Violations of Board Regulations. Permit any of the proceeds of any of the Loans to be used for purposes which might constitute a violation of any Board regulation.

SECTION 6.07. Fiscal Year. Change its fiscal year end from December 31.

ARTICLE VII. EVENTS OF DEFAULT

SECTION 7.01. Events of Default. In the case of the happening of any of the following events (each an **"Event of Default"**):

(a) (i) any representation or warranty of the Borrower made in this Agreement or in any other Loan Document, or (ii) any certificate provided by the Borrower (or an authorized Person on behalf of the Borrower) or any financial statement, tax return, report or other information provided pursuant to Section 5.03 or any other provision hereof, shall prove to be false or misleading in any material respect when made or given or deemed made or given; or

(b) any report, certificate, financial statement or other document, agreement or instrument furnished to the Lender by the Borrower or by any Pledgor in connection with this Agreement or any of the other Loan Documents or any Borrowing hereunder, shall prove to be false or misleading in any material respect when made or given or deemed made or given; or

(c) default shall occur in the payment of any principal when due hereunder (or under the Note), or any interest or fees due hereunder (or under the Note), within three (3) days after the due date thereof; or if the Borrower shall fail to pay when due, any other amounts payable to the Lender or its representatives under this Agreement or any of the other Loan Documents within five (5) days after the same shall become due and payable; or

(d) the Borrower or Pledgor shall fail to pay any principal of or premium or interest on any Indebtedness (but excluding Indebtedness outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

(e) default shall occur in the due observance or performance by a Borrower of any covenants set forth in Article V or Article VI hereof; or

(f) the Borrower or Pledgor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for itself or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable or admit in writing the inability or the failure generally to pay its debts as they become due, or (vii) take any corporate (or equivalent) action for the purpose of effecting any of the foregoing; or

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower or Pledgor, or of a substantial part of the property of any such Person under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law (U.S. or foreign), (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Borrower, or for a substantial part of the property of any such Person, or (iii) the winding-up or liquidation of any such Person, which, in any such case, is not dismissed or vacated within 60 days after the commencement or the filing thereof; or

(h) a final judgment or judgments for the payment of money in excess of an aggregate amount of $50,000 (or the equivalent in a foreign currency) for the Borrower and the Pledgor(s) shall be rendered against either of them (as applicable), and the same shall remain undischarged, unbonded and unstayed for a period of 30 days, unless the Lender is provided with documentary evidence and information satisfactory to the Lender that the judgment is fully covered by insurance; or

(i) an ERISA Event shall have occurred that in the opinion of the Lender, when taken together with all other ERISA Events that have occurred could reasonably be expected to have material adverse effect on the Borrower taken as a whole; or

(j) the Pledge Agreement, the Registration Rights Agreement or any other Loan Document shall not be in full force and effect at any time or the validity or enforceability thereof shall be contested by any Person or the Collateral shall not be freely tradeable;

(k) any Change in Control shall have occurred; or

(l) the Borrower shall be generally unable to pay its debts as they mature, suspend or discontinue doing business for any reason, become insolvent, call a meeting of creditors or have a creditors' committee appointed, make a general assignment for the benefit of creditors, shall admit in writing its inability to pay its debts as they become due or shall commence any action or proceeding for the appointment of any trustee, receiver, custodian or liquidator of the Borrower or the Pledgor or such other person or all or any part of their respective properties or assets; or

(m) there shall be a material adverse change in the business, assets (not otherwise permitted hereunder) or condition (financial or otherwise) of the Borrower, the Pledgor or any other Person at any time liable on or in respect of the Loans or in respect of any Collateral or any other event which in the reasonable judgment of the Lender may materially adversely affect the business, assets or condition (financial or otherwise) of the Borrower, the Pledgor or any other Person at any time liable on or in respect of the Loans, the ability of the Borrower to perform its obligations hereunder or under any other Loan Document or the Collateral; or

(n) the Borrower or Pledgor, or any officer, partner, member or manager thereof, shall (A) become named on any list of Persons who are or may be engaged in or who have been or may have been engaged in possible criminal activity or other wrongdoing, which list is promulgated under the Patriot Act, or (B) be indicted, arraigned or custodially detained on charges involving money laundering or any predicate crime to money laundering or any other felony charge, or (C) engage in any willful misconduct or any willful act or omission which is materially injurious to the financial condition or business reputation of the Borrower; or

(o) the Borrower shall be in default under any other obligation to any third party providing for payments in excess of $25,000 and such default is not cured within thirty (30) days after its inception; or

(p) the Borrower and Pledgor fail to deliver an opinion letter of counsel reasonably satisfactory to the Lender, upon Lender's request, confirming, inter alia, that the shares of Common Stock comprising the Collateral remain less than 1% of the _______ shares of the Borrower's Common Stock, $0.001 par value, issued and outstanding as of the date of such opinion letter, and remain eligible for resale pursuant to the provisions of Rule 144, as promulgated under the Securities Act;

then, (i) automatically upon an Event of Default under subsection (g) or (h) above, or (ii) as to any other Event of Default, at the Lender's option at any time thereafter, the Lender may, upon written notice to the Borrower, take any of or all of the following actions, at the same or different times: (i) terminate the Commitment, (ii) declare the Note and all fees accrued hereunder and all obligations of the Borrower, contingent or matured, to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained in this Agreement or in any of the other Loan Documents to the contrary notwithstanding and (iii) exercise any or all of the rights and remedies afforded to the Lender in the Pledge Agreement, or otherwise possessed by the Lender.

ARTICLE VIII. MISCELLANEOUS

SECTION 8.01. Notices. Except as expressly provided to the contrary in this Agreement, any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be hand delivered or sent by Federal Express, or other reputable courier service, or by postage pre-paid registered or certified mail, return receipt requested, or by telecopier, and shall be deemed given (i) when received at the following addresses if hand delivered, sent by Federal Express or other reputable courier service, or telecopied, and (ii) five Business Days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested:

If to the Borrower at:

NNRF, Inc.
1574 Gulf Rd., #242
Point Roberts, WA 98281
Telecopier No.: 604-943-0775
Attention: J.P. Todd Sinclair, Chief Financial Officer

If to the Lender:

Professional Offshore Opportunity Fund Ltd.
1400 Old Country Road, Suite 206
Westbury, New York 11590
Telephone: 516-228-0070
Attention: Howard Berger

Each party may designate a change of address by notice to the other party, given at least 15 days before such change of address is to become effective.

SECTION 8.02. Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant to this Agreement shall survive the making by the Lender of any Loan, and the execution and delivery to the Lender of the Note, and shall continue in full force and effect so long as the Commitment is unterminated or the Note is outstanding or any amount due thereunder or hereunder or under any of the other Loan Document remains unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (and in the case of a natural person, such person's heirs, executors and administrators); and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall inure to the benefit of the respective successors and assigns of the Lender. The Borrower may not assign or transfer any of its interest under this Agreement or the Note, or under any of the other Loan Documents, without the prior written consent of the Lender.

SECTION 8.03. Expenses of the Lender. The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred in good faith by the Lender, subject to the cap of $30,000 noted in Section 4.04 hereof, in connection with the preparation and negotiation of this Agreement and the other Loan Documents (whether or not all of the transactions hereby or thereby contemplated shall be consummated) and the making of any Loan. The Borrower shall pay all reasonable and documented out-of-pocket expenses incurred in good

faith by the Lender in connection with the enforcement of any rights of the Lender in connection with this Agreement and/or the other Loan Documents, the costs of appraisals, title reports, bankruptcy and lien searches, credit reports, mortgage recording and assignment fees and taxes, title insurance, environmental reports and insurance of any kind, or any costs, including travel costs, arising in connection with the administration of the Loans (other than ordinary loan administration) or any proposed amendment or waiver (whether or not agreed by the Lender) or otherwise concerning any Loan, including, but not limited to, the reasonable and documented fees and disbursements of counsel to the Lender.

SECTION 8.04. Applicable Law. This Agreement and the Note shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws except as set forth in Section 5-1401 of the New York General Obligation Law.

SECTION 8.05. Waiver of Rights by the Lender. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

SECTION 8.06. Adjustment of Maturity. Except as otherwise expressly provided herein, whenever a payment to be made hereunder shall fall due and payable on any day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such adjustment of time shall be included in computing interest.

SECTION 8.07. Modification of Agreement. No modification, amendment or waiver of any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and the party against whom enforcement of any such modification, amendment or waiver is sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstance unless this Agreement expressly so requires.

SECTION 8.08. Severability. In case any one or more of the provisions contained in this Agreement or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

SECTION 8.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.10. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

SECTION 8.11. Other Events. (a) In the event that any introduction of or change in applicable law, regulation, condition, directive or interpretation thereof (including any request, guideline or policy whether or not having the force of law and including, without limitation, Regulations D or U promulgated by the Board as now and from time to time hereafter in effect) by any authority charged with the administration or interpretation thereof:

(i) subjects the Lender to any tax with respect to any Loan (other than any tax on the overall net or gross income of the Lender); or

(ii) changes the basis of taxation of payments to the Lender of principal of or interest on any Loan (other than any tax measured by or based upon the overall net income of the Lender); or

(iii) imposes, modifies or deems applicable any reserve or deposit requirements against any assets held by, deposits with or for the account of, or loans or commitments by, an office of the Lender in connection with the obligations of the Lender hereunder; or

(iv) imposes upon the Lender any other condition with respect to any amount paid or payable to or by the Lender pursuant to this Agreement;

and the result of any of the foregoing is to increase the cost to the Lender of maintaining the Commitment or any Loan, or to reduce the amount of any payment receivable by the Lender hereunder, or to require the Lender to make any payment on or calculated by reference to the gross amount of any sum received by it pursuant hereto, in each case by an amount which the Lender in its reasonable judgment deems material, then:

(A) the Lender shall promptly notify the Borrower in writing of the happening of such event;

(B) the Lender shall promptly deliver to the Borrower a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on the Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and

(C) the Borrower shall pay to the Lender, within 30 days after delivery of the certificate referred to in clause (B) above, such amount or amounts as will compensate the Lender for such additional cost, reduction or payment.

(b) The failure on the part of the Lender to demand compensation under paragraph (a) above on any occasion shall not constitute a waiver of its right to demand such compensation on any other occasion, and the failure on the part of the Lender to deliver any certificate in a timely manner shall not in any way reduce any obligation of the Borrower to the Lender under this Section. The protection of this Section shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by the Lender for compensation hereunder.

(c) The Lender will not exercise its rights under this Section 8.11 unless it is doing so at the same general time to other similarly situated customers, in connection with similar financings.

(d) The Borrower shall not be required pursuant to this Section 8.11 to pay any additional amount to the Lender to the extent that (A) the Lender incurs any tax or other cost subsequent to the Closing Date as a result of any change in the circumstances of the Lender (other than a change in applicable law), including without limitation a change in the residence, place of incorporation, principal place of business of the Lender or change in the Lender's branch or lending office. At the request of the Borrower, the Lender agrees to use reasonable commercial efforts to minimize or avoid any tax or other cost giving rise to the operation of this Section 8.11, including by the designation of another lending office, or the delivery of tax certificates, forms or statements necessary or appropriate for purposes of obtaining an exemption from, or reduction in the rate of, any tax; provided that any such action shall not, in the Lender's reasonable judgment, cause the Lender to suffer a material economic, legal or regulatory disadvantage.

SECTION 8.12. Indemnification. (a) The Borrower agrees to indemnify and defend the Lender and each Related Party of the Lender (each such Person being called an "**Indemnitee**") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Commitment, any other Loan Document, any Collateral or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of any transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds thereof, or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower, or any Environmental Liability related in any way to the Borrower, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, or any Loan or the use of the proceeds thereof.

(c) All amounts due under this Section shall be payable promptly after written demand therefor. This Section 8.12 shall survive any termination of this Agreement and any repayment of amounts to the Lender.

SECTION 8.13. Participation, etc. The Lender shall have the right, with or without notice to (or consent from) any Borrower, Pledgor or other Person at any time: (i) to sell, assign, transfer or negotiate all or any part of its rights and/or obligations under or in respect of the Commitment, the Loans, this Agreement and the other Loan Documents, and/or (ii) to

grant participations therein, to (in any case under either (i) or (ii)) one or more banks (foreign or domestic, including an Affiliate of the Lender and any bank managed by the Board or a Federal Reserve Lender), insurance companies or other financial institutions, pension funds, mutual funds or other Persons.

SECTION 8.14. Default Interest. Upon the occurrence and during the continuance of an Event of Default beyond any applicable grace period, the Borrower shall pay interest on (i) the unpaid principal amount of each Loan owing to the Lender, payable in arrears on the dates referred to in Section 2.03 and on demand, at a rate per annum equal at all times to the greater of (i) 18% per annum or (ii) the Prime Rate in effect at the time of the commencement of the Event of Default plus 400 basis points. and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the greater of (i) 18% per annum or (ii) the Prime Rate in effect at the time of the commencement of the Event of Default plus 400 basis points.

SECTION 8.15. Usury Saving Clause. All payment obligations arising under this Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest at a rate which could subject the Lender to either civil or criminal liability as a result of being in excess of the maximum rate which any of them is permitted by law to contract or agree to pay. If by the terms of this Agreement, the Note or any other Loan Document, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

SECTION 8.16. Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS.

SECTION 8.17. Conflicts. Any conflict between any term, covenant, condition or provision of this Agreement, on the one hand, and any term, covenant, condition or provision of any other Loan Document, on the other, shall be resolved in favor of the term, covenant, condition or provision which is more likely to enlarge the scope of the Collateral or to enhance better the financial security provided to the Lender by the Collateral; provided, however, the Collateral shall at all times, unless agreed to in writing by the Borrower, consist solely of the Common Stock pledged pursuant to the Pledge Agreement.

SECTION 8.18. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the declaration of the Loan being due and payable pursuant to the provisions of Section 7.01, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or such

Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents held by the Lender, whether or not the Lender shall have made any demand under such Loan Document and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender and its Affiliates under this Section 8.18 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Lender and its Affiliates may have.

SECTION 8.19. Jurisdiction; Consent to Service of Process

(a) The Borrower and the Lender hereby irrevocably and unconditionally submit themselves and their property to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court for any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any other jurisdiction.

(b) The Borrower and the Lender hereby irrevocably and unconditionally waive to the fullest extent they may legally effectively do so, any objection which they now or may hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Noting in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.20. Entire Agreement. This Agreement and the other Loan Documents contain the entire agreement of the Lender and the Borrower with respect to the Loans and the subject matter of the Loan Documents, superseding entirely any prior commitment letter, letter of interest or other agreement or understanding of any kind with respect to any aspect thereof.

[Remainder of Page Intentionally Blank.]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement by their duly authorized officers, all as of the day and year first above written.

NNRF, INC.

By: /S/ J. P. TODD SINCLAIR
Name: J.P. TODD SINCLAIR
Title: CHIEF FINANCIAL OFFICER

PROFESSIONAL OFFSHORE
OPPORTUNITY FUND, LTD.

By: /S/ HOWARD BERGER
Name: HOWARD BERGER
Title: PRESIDENT

EXHIBIT A

REVOLVING NOTE

$2,500,000

New York, New York
August ____, 2007

FOR VALUE RECEIVED, NNRF, INC., A Nevada corporation (the "**Borrower**") hereby promises to pay to the order of PROFESSIONAL OFFSORE OPPORTUNITY FUND, LTD. (the "**Lender**") at its office located at 1400 Old Country Road, Suite 206, Westbury, New York 11590, or at such other place the Lender designates in writing, the principal sum of Two Million Five Hundred Dollars and 00/100 ($2,500,000) or, if less, the then outstanding principal amount loaned by the Lender to the Borrower as Loans (as defined in the Revolving Credit Facility Agreement ("Credit Agreement")) pursuant to the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the Termination Date (or sooner if required under the Credit Agreement) and in the manner provided in the Credit Agreement.

The Borrower further promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at the said office of the Lender, or at such other place as the Lender directs in writing, in like money, at the rate(s) of interest as provided in the Credit Agreement on the dates and in the manner provided in the Credit Agreement.

The date and amount of each Loan made by the Lender to the Borrower under the Credit Agreement, and each payment of principal thereof, shall be recorded by the Lender on its books and prior to any transfer of this Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on Schedule A attached hereto or any continuation thereof; provided however, that the failure of the Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by the Lender in accordance with the Credit Agreement and this Note.

This Note is a promissory note made pursuant to Section 2.02 of that certain Revolving Credit Facility Agreement dated as of the dare hereof (as amended, modified or supplemented from time to time, the "**Credit Agreement**"), between the Borrower and the Lender and evidences the Loans made by the Lender under the Credit Agreement. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

This Note is subject in all respects to the Credit Agreement, including, without limitation, the interest rate limitation provisions in Section 8.15 thereof.

This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles except as set forth in Section 5-1401 of the New York General Obligations Law.

IN WITNESS WHEREOF, the undersigned have executed this Note or have caused this Note to be duly executed by a duly authorized officer, all as of the day and year first above written.

NNRF, INC.

By:______________________________
Name:
Title:

SCHEDULE A

Loan	Date	Amount of Payment	Balance Outstanding	Notation By

SCHEDULE 3.06

Litigation

None.

SCHEDULE 3.11

Subsidiaries

1. Abucco Technologies, Inc., a Canadian corporation
2. Stafford Energy Canada, Ltd., a Canadian corporation

SCHEDULE 3.13

Loans to Affiliates

None.

SCHEDULE 3.19

Real Property

The Company leases office space in Moscow, Russia and Berlin, Germany. Each lease is short-term in nature.

SCHEDULE 6.03

Indebtedness

As of the date of the Agreement, Borrower has one convertible debenture outstanding, in the original principal amount of US$50,000, accruing simple interest at the rate of eight percent (8%) per annum, convertible into shares of common stock of the Company at the conversion rate of $0.75 per annum, and maturing in the third quarter of 2008.

SCHEDULE 6.04

Guarantees.

None.